UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 20, 2015

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)                On January 20, 2015, James M. Cornelius notified Bristol-Myers Squibb Company (the “Company”) that he will not stand for re-election to the Board of Directors at the 2015 Annual Meeting of Stockholders, which is expected to be held on May 5, 2015.

Additionally, on January 20, 2015, the Company announced the retirement of Lamberto Andreotti as Chief Executive Officer, effective May 5, 2015.  Mr. Andreotti will remain an officer of the Company for a transition period through August 3, 2015 during which he will be working closely with the new Chief Executive Officer.  Mr. Andreotti will continue to be a member of the Company’s Board and the Board of Directors has elected him to become Executive Chairman of the Board effective May 5, 2015 and Non-Executive Chairman of the Board effective August 3, 2015 following his retirement as an officer of the Company.  The Board will determine Mr. Andreotti’s new compensation arrangements at a later time.

On January 20, 2015, the Company also announced that Giovanni Caforio, M.D., Chief Operating Officer of the Company, has been designated as the Company’s Chief Executive Officer, effective May 5, 2015.

Dr. Caforio is 50 years old and has served as the Company’s Chief Operating Officer since June 2014.  He served as Executive Vice President and Chief Commercial Officer from November 2013 to June 2014.  From October 2011 to November 2013, he served as President, U.S.  He held the position of Senior Vice President, Global Commercialization and Immunology from May 2010 to October 2011.  Prior to that, he served as Senior Vice President, Oncology, U.S. and Global Commercialization from March 2009 to May 2010.  From January 2007 to March 2009 he served as Senior Vice President, U.S. Oncology and from May 2004 to January 2007, he served as Senior Vice President, European Marketing and Brand Commercialization.

The Board will determine Dr. Caforio’s new compensation arrangement at a later time.

There are no arrangements or understandings between Dr. Caforio and any other persons pursuant to which he was selected as Chief Executive Officer.  There are no related party transactions between the Company and Dr. Caforio and there are no family relationships between Dr. Caforio and any director or executive officer of the Company.

A copy of the press release announcing the retirement of James M. Cornelius from the Board, the retirement of Lamberto Andreotti as Chief Executive Officer and his election as Chairman of the Board, the designation of Giovanni Caforio, M.D. as Chief Executive Officer and the election of Togo D. West, Jr. as Lead Independent Director is attached to this report as Exhibit 99.1.

Item 8.01                         Other Events.

On January 20, 2015, the Board of Directors elected Togo D. West, Jr. to serve as Lead Independent Director effective upon Mr. Andreotti assuming the role of Chairman of the Board in May.

Item 9.01                         Financial Statements and Exhibits.

(d) Exhibits.

99.1                                       Press release dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: January 23, 2015	By: /s/ Sandra Leung
Name: Sandra Leung
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 20, 2015.